Exhibit 23.4
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form S-4 of Hess Corporation of our report dated March 15, 2010, relating to our audit of the consolidated financial statements of American Oil & Gas Inc. included in the Annual Report on Form 10-K of American Oil & Gas Inc. for the year ended December 31, 2009.
We also consent to the use of our name appearing under the heading “Experts” in Amendment No. 2 to the Registration Statement.
/s/ Hein & Associates LLP
HEIN & ASSOCIATES LLP
Denver, Colorado
November 12, 2010